EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Distribution Solutions Group, Inc.
Chicago, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-231671 and 333-270678) and Form S-8 (No. 333-199243 and 333-231672) of Distribution Solutions Group, Inc. of our report dated March 14, 2023, except for effects of the Stock Split described in Notes 1 and 11, as to which the date is March 7, 2024, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
Chicago, Illinois

March 7, 2024